GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT (the "Guaranty") is given by HENG FUNG HOLDINGS COMPANY LIMITED, a Hong Kong corporation (the "Guarantor"), for the benefit of the purchasers ("Investors") of the shares of Series B Convertible Preferred Stock to be offered by eVISION USA.COM, INC., a Colorado corporation ("Issuer"), pursuant to a confidential offering memorandum. In consideration of the substantial direct and indirect benefits, the Guarantor, as a major beneficial shareholder of the Issuer, will derive therefrom, the Guarantor gives the following guaranty to the Investors.

     Section 1. The Guaranty. The Guarantor hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES the full and punctual payment by the Issuer to Investors when due of all cash dividends on the Series B Convertible Preferred Stock through October 31, 2003. As used in this Guaranty, the term "Obligations" shall refer to the obligations of payment, which the Guarantor has undertaken and assumed pursuant to this Guaranty.

     Section 2. Nature of the Guaranty.  This Guaranty:  (a) is (i) irrevocable;
(ii) absolute and unconditional; (iii) direct, immediate and primary; and (iv) one of payment and not just collection; and (b) makes the Guarantor a surety to Investors and primarily liable with the Issuer.

     Section 3. Investors Need Not Pursue Other Rights Before Enforcing Guaranty. Investors shall be under no obligation to pursue their rights against the Issuer or against any other guarantor or any other person that is now or hereafter liable upon or in connection with any of the obligations of the Guarantor or the Issuer to Investors.

     Section 4. Waivers by the Guarantor. The Guarantor hereby waives any and all notices whatsoever with respect to this Guaranty or with respect to any of the obligations of the Issuer to Investors, including, but not limited to, notice of: (i) Investors' acceptance hereof or Investors' intention to act, or Investors' action, in reliance hereon; (ii) the present existence or future incurring of any of the Obligations of the Issuer to Investors or any terms or amounts thereof or any change therein; and (iii) any default by the Issuer.

     Section 5. Unenforceability of Obligations of the Issuer. This Guaranty shall be valid, binding, and enforceable even if the obligations of the Issuer to Investors, which are guaranteed hereby, are now or hereafter become invalid or unenforceable for any reason.

     Section 6. No Conditions Precedent. This Guaranty shall be effective and enforceable immediately upon its execution. The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of its execution and that the effectiveness and enforceability of this Guaranty are not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty.



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     Section 7.  Obligations  Unconditional.  The payment and performance of the
Obligations shall be the absolute and unconditional duty and obligation of the Guarantor, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which the Guarantor might otherwise have against Investors, and the Guarantor shall pay and perform the Obligations, free of any deductions and without abatement, diminution or set-off; and until such time as the Obligations have been fully paid and performed, the Guarantor: (a) shall not suspend or discontinue any payments provided for in this Guaranty; (b) shall perform and observe all of the covenants and agreements contained in this Guaranty; and (c) shall not terminate or attempt to terminate this Guaranty for any reason. No delay by Investors in making demand on the Guarantor for satisfaction of the Obligations shall prejudice or in any way impair Investors' ability to enforce this Guaranty.

     Section 8. Defenses Against Issuer. The Guarantor waives any right to assert against Investors any defense (whether legal or equitable), claim, counterclaim, or right of set-off or recoupment which the Guarantor may now or hereafter have against the Issuer.

     Section 9. Expenses of Collection and Attorneys' Fees. The Guarantor shall pay all reasonable costs and expenses incurred by Investors in collecting sums due under this Guaranty, including, without limitation, the costs of any lien, judgment or other record searches, appraisals, travel expenses and the like.

     Section 10. Enforcement During Bankruptcy. Enforcement of this Guaranty shall not be stayed or in any way delayed, as a result of the filing of a petition under the United States Bankruptcy Code, as amended, or other similar statutory scheme, by or against the Issuer. Should Investors be required to obtain an order of the United States Bankruptcy Court or other court of competent jurisdiction to begin enforcement of this Guaranty after the filing of a petition under the United States Bankruptcy Code, as amended, or other similar statutory scheme, by or against the Issuer, the Guarantor hereby consents to this relief and agrees to file or cause to be filed all appropriate pleadings to evidence and effectuate such consent and to enable Investors to obtain the relief requested.

     Section 11. Remedies Cumulative. All of Investors' rights and remedies shall be cumulative and any failure of Investors to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

     Section 12. Discharge of Guaranty. This Guaranty shall not be discharged and the Guarantor shall not be released from liability until all Obligations have been satisfied in full and the satisfaction of the Obligations is not subject to challenge or contest. If all or any portion of the Obligations are satisfied and Investors are required for any reason to pay to any person the sums used to satisfy the Obligations, the Obligations shall remain in effect and enforceable to the extent thereof.

     Section 13. Termination. This Guaranty may be terminated only in writing by the Investors.

     Section 14. Choice of Law. The laws of the State of Colorado (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Guaranty and the rights and obligations of the Guarantor, including the validity, construction, interpretation, and enforceability of this Guaranty and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Guaranty or which occurred or were to occur as a direct or indirect result of this Guaranty having been executed.



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     Section 15. Consent to  Jurisdiction;  Agreement as to Venue. The Guarantor
irrevocably consents to the non-exclusive jurisdiction of the federal and state courts located in the State of Colorado. The Guarantor agrees that venue shall be proper in any such courts.

     Section 16. Invalidity of Any Part. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

     Section 17. Amendment or Waiver. This Guaranty may be amended only by a writing. No waiver by any of the Investors of any of the provisions of the Guaranty or any of the rights or remedies of Investors with respect hereto shall be effective or enforceable unless in writing.

     Section 18. Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by Investors and their successors and assigns, including any person to whom any of the Investors may transfer their Series B Preferred Stock, and shall be binding upon and enforceable against the Guarantor and the Guarantor's successors and permitted assigns.

     Section 19. Assignability. Without any notice to Guarantor, this Guaranty shall automatically be assigned whenever an Investor transfers Series B Convertible Preferred Stock. Upon such assignment, the person who is assigned the Series B Convertible Preferred Stock shall be deemed to be an Investor as such term is defined in this Guaranty and shall have all of the rights and obligations as an Investor.

     Section 20. Notices. Any notice or demand required or permitted by or in connection with this Guaranty, without implying the obligation to provide any notice or demand, shall be in writing at the address set forth below or to such other address as may be hereafter specified by written notice to Investors by the Guarantor. Any such notice or demand shall be deemed to be effective as of the date of hand delivery or facsimile transmission, one (1) day dispatch if sent by overnight delivery, express mail or federal express, or five (5) days after mailing if sent by first class mail with postage prepaid.

     Section 21. Final Agreement. This Guaranty contains the final and entire agreement of the Guarantor with respect to the guaranty by the Guarantor of the Issuer's obligations to Investors. There are no separate oral or written understanding between Investors and the Guarantor with respect thereto.

     Section 22. Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural, and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

     Section 23. Seal and Effective Date. This Guaranty is an instrument executed under seal and is effective and enforceable as of the date set forth below, independent of the date of actual execution.



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     IN WITNESS  WHEREOF,  the  Guarantor  has caused  this  Guaranty to be duly executed, under seal, by one of its duly authorized officers as of the 5th day of May, 1999.

WITNESS                                     HENG FUNG HOLDINGS COMPANY LIMITED



/s/ Gary L. Cook                            By:  /s/ Fai H. Chan
-------------------------------                ---------------------------------
                                               Fai H. Chan, Managing Director

                                            Address:

                                            Heng Fung Holdings Company Limited
                                            10th Floor, Lippo Protective Tower
                                            231 -235 Gloucester Road
                                            Wan Chai, Hong Kong








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